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                                                                     Exhibit 5.1



                                  July 9, 2004


Evergreen Solar, Inc.
259 Cedar Hill Street
Marlboro, Massachusetts 01752-3001

         Re: Registration Statement on Form S-3 Relating to up to 10,086,686 shares of Common Stock

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Evergreen Solar, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of up to 10,086,686 shares of Common Stock, par value $.01 per share, of the Company, consisting of 7,662,835 shares of Common Stock issued on June 21, 2004 (the "Common Shares") and an additional 2,423,851 shares of Common Stock issuable upon exercise of warrants to purchase such shares of Common Stock (the "Warrant Shares").

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Common Shares and the Warrant Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         We are only members of the bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

         Based on the foregoing, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable and the Warrant Shares, when the exercise price therefor has been paid in full in accordance with the terms and conditions set forth in the Warrant Agreement pursuant to which the Warrant Shares are to be issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       /s/ Testa, Hurwitz & Thibeault, LLP
                                       TESTA, HURWITZ & THIBEAULT, LLP